Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

Dated as of June 4, 2020

by and among

SANDS CHINA LTD.,

on the one hand, and

BARCLAYS CAPITAL INC.,

BOFA SECURITIES, INC.

and

GOLDMAN SACHS & CO. LLC,

as Representatives of the Initial Purchasers,

on the other hand

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into on June 4, 2020, by and among Sands China Ltd., a company incorporated in the Cayman Islands as an exempted company with limited liability (the “Issuer”), on the one hand, and Barclays Capital Inc., Goldman Sachs & Co. LLC and BofA Securities, Inc., on their own behalf and as representatives (the “Representatives”) of each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers”), on the other hand.

This Agreement is made pursuant to that certain Purchase Agreement, dated June 2, 2020, by and among the Issuer and the Representatives (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of $800,000,000 principal amount of the Issuer’s 3.800% Senior Notes due 2026 (the “2026 Notes”) and an aggregate of $700,000,000 principal amount of the Issuer’s 4.375% Senior Notes due 2030 (the “2030 Notes” and, together with 2026 Notes, the “Notes” and each, a “Series” of Notes). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Holders (as defined below) of the Notes the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Additional Interest” shall have the meaning set forth in Section 2.05(a).

“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as that term is defined in Rule 405, as amended, under the 1933 Act.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, Hong Kong or Macao are authorized or required by law, regulation or executive order to remain closed.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Issuer; provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“Effectiveness Date” shall mean the date on which a Shelf Registration Statement or an Exchange Offer Registration Statement is declared effective by the SEC.

“Effectiveness Deadline” shall mean the 365th calendar day after the date of this Agreement.

“Effectiveness Period” shall have the meaning set forth in Section 2.02(b).

“Exchange Date” shall have the meaning set forth in Section 2.01(b)(ii).

“Exchange Notes” means the notes to be issued by the Issuer under the Indenture containing terms identical to the applicable Series of Notes in all material respects (except for certain terms with respect to Additional Interest, restrictions on transfers and restrictive legends), to be offered to Holders of such Series of Notes in exchange for the applicable Series of Transfer Restricted Notes pursuant to the Exchange Offer.

“Exchange Offer” shall mean, collectively, the exchange offers by the Issuer of Exchange Notes for each Series of Transfer Restricted Notes pursuant to Section 2.01.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2.01.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on Form F-4 or another appropriate form), and all amendments and supplements to such registration statement, including the Prospectus contained therein, all exhibits thereto and any documents incorporated by reference therein.

“Event Date” shall have the meaning set forth in Section 2.05(b).

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Issuer or used or referred to by the Issuer in connection with the sale of the Notes or the Exchange Notes.

“Holder” shall mean an Initial Purchaser, for so long as it owns any Transfer Restricted Notes, and each of its successors, assigns and direct and indirect transferees who become registered owners of Transfer Restricted Notes under the Indenture and each Participating Broker-Dealer that holds Exchange Notes for so long as such Participating Broker-Dealer is required to deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes.

“Indenture” shall mean the indenture dated as of June 4, 2020, between the Issuer and U.S. Bank National Association, as Trustee, pursuant to which the Notes are being issued, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Initial Purchaser” or “Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3.01(o).

“Issuer” shall have the meaning set forth in the preamble.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Transfer Restricted Notes of each Series, treated for the purposes hereof as one class; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Notes is required hereunder, Transfer Restricted Notes held by the Issuer or any Affiliate (as defined in the Indenture) of the Issuer shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount; provided, further, that if the Issuer shall issue any additional Notes of a series under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Notes and the Transfer Restricted Notes of a series to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Transfer Restricted Notes of a series has been obtained.

“Notes” shall have the meaning set forth in the preamble hereof.

“Participating Broker-Dealer” shall mean any of the Initial Purchasers and any other broker-dealer which makes a market in the Notes and exchanges Transfer Restricted Notes in the Exchange Offer for Exchange Notes.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the 1933 Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post effective amendments, and in each case including any material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Default” shall have the meaning set forth in Section 2.05(a).

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer with this Agreement, including without limitation: (a) all SEC, stock exchange or FINRA registration and filing fees, (b) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Exchange Notes or Transfer Restricted Notes), (c) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (d) all fees and expenses incurred in connection with the listing, if any, of any of the Transfer Restricted Notes on any securities exchange or exchanges, (e) all rating agency fees, (f) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (g) in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Holders as a group (which counsel shall be selected by the Majority Holders, and which counsel may also be counsel for the Initial Purchasers, and which counsel shall, in any case, be subject to the Issuer’s reasonable approval, which approval may not be unreasonably withheld); (h) the fees and reasonable and documented expenses of the Trustee (including the reasonable and documented fees and disbursements of its counsel) and (i) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, but excluding in all cases fees and expenses of counsel to the Underwriters or the Holders (other than fees and expenses set forth in clause (b) above), underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Notes by a Holder. Notwithstanding the foregoing, except as specifically provided above, the Issuer shall not be responsible for the fees and expenses of the Initial Purchasers in connection with the Exchange Offer, except for the reasonable and documented fees and expenses of counsel to the Initial Purchasers in connection therewith to the extent such counsel is also counsel to the Holders as described in clause (g) of this definition.

“Registration Statement” shall mean any registration statement of the Issuer which covers any of the Exchange Notes or Transfer Restricted Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any material incorporated by reference therein.

“Rule 144” shall mean Rule 144 promulgated under the 1933 Act, as such Rule may be amended from time to time, and any successor rule thereto.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2.02.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer pursuant to the provisions of Section 2.02, including an Automatic Shelf Registration Statement, if applicable, which covers all or a portion of the Transfer Restricted Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and all material incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2.02(a)(iii).

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“Transfer Restricted Notes” shall mean each Series of Notes; provided, however, that any Series of Notes shall cease to be Transfer Restricted Notes on the earliest to occur of (a) the date on which a Registration Statement with respect to such Series of Notes has become effective under the 1933 Act and all Notes of that Series have been exchanged or disposed of pursuant to such Registration Statement, (b) the date on which such Series of Notes ceases to be outstanding under the Indenture and (c) the date on which such Series of Notes is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein).

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4.01(a).

ARTICLE 2

REGISTRATION UNDER THE 1933 ACT

Section 2.01. Exchange Offer. (a) To the extent not prohibited by any applicable law or applicable interpretations of the staff of the SEC, with respect to any Notes, if any, the Issuer shall use its commercially reasonable efforts to (i) cause to be filed and to become effective, on or prior to the Effectiveness Deadline, an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Transfer Restricted Notes of each Series of Notes for a like aggregate principal amount of Exchange Notes of such Series, (ii) have such Registration Statement remain effective until the consummation of the applicable Exchange Offer in accordance with its terms, and (iii) with respect to each Series of Notes, commence such Exchange Offer and issue, on or prior to the 30th Business Day after the Effectiveness Deadline, Exchange Notes of the applicable Series of Notes in exchange for all Transfer Restricted Notes of such Series of Notes validly tendered prior thereto in, and in accordance with the terms of, such Exchange Offer.

(b)    The Issuer shall, for the benefit of the Holders, at the Issuer’s cost, commence each Exchange Offer, if any, by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder of the applicable Series of Notes stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)    that the Exchange Offer is being made pursuant to this Agreement and that all Transfer Restricted Notes of the applicable Series of Notes validly tendered and not properly withdrawn will be accepted for exchange;

(ii)    the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is delivered) (the “Exchange Dates”);

(iii)    that any Transfer Restricted Notes of the applicable Series of Notes not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)    that any Holder electing to have a Transfer Restricted Note of the applicable Series of Notes exchanged pursuant to the Exchange Offer will be required to (A) surrender such Transfer Restricted Note, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the Depositary, in each case prior to the close of business on the last Exchange Date; and

(v)    that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Notes delivered for exchange and a statement that such Holder is withdrawing its election to have such Transfer Restricted Notes exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the Depositary.

(c)    As a condition to participating in the Exchange Offer a Holder will be required to represent and warrant to the Issuer that (i) it is not an affiliate of the Issuer within the meaning of Rule 405 under the 1933 Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (ii) any Exchange Notes to be received by such Holder will be acquired in the ordinary course of its business, (iii) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes, (iv) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Transfer Restricted Notes acquired as a result of market-making or other trading activities, then such broker-dealer will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Notes, and (v) it has no arrangements or understandings with any Person to participate in the distribution (within the meaning of the Securities Act) of the Transfer Restricted Notes or the Exchange Notes in violation of the provisions of the Securities Act.

(d)    With respect to each Series, the Exchange Notes of such Series, if any, shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA, or is exempt from such qualification, and which shall provide that the Exchange Notes of such Series shall not be subject to the transfer restrictions set forth in the Indenture. The Exchange Notes of a Series and the Notes of the same Series shall vote and consent together on all matters as one class and none of the Exchange Notes or the Notes of such Series will have the right to vote or consent as a separate class on any matter.

(e)	As soon as practicable after the last Exchange Date, the Issuer shall:

(i)    accept for exchange all Transfer Restricted Notes of the applicable Series validly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which shall be an exhibit thereto;

(ii)    deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Notes of the applicable Series or portions thereof so accepted for exchange; and

(iii)    with respect to each Series, issue and cause the Trustee promptly to authenticate and deliver Exchange Notes of the corresponding Series to each Holder of Transfer Restricted Notes of such Series so accepted for exchange Exchange Notes of the same Series in a principal amount equal to the principal amount of the Transfer Restricted Notes of such Series of such Holder so accepted for exchange.

(f)    With respect to each Series, interest on each Exchange Note, including Additional Interest, will accrue (i) from the later of (A) the last date on which interest was paid on the Transfer Restricted Notes of such Series surrendered in exchange therefor or (B) if the Transfer Restricted Notes of such Series are surrendered for exchange on a date in a period which includes the record date for an interest payment date on such Series to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Transfer Restricted Notes of such Series, from the date of issuance.

(g)    The Issuer shall use its commercially reasonable efforts to complete each Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with each Exchange Offer. Each Exchange Offer shall not be subject to any conditions, other than (i) the Exchange Offer does not violate any applicable law or applicable interpretations of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer and (iii) all governmental approvals shall have been obtained that the Issuer deems necessary for the consummation of the Exchange Offer.

Section 2.02.    Shelf Registration. (a) If:

(i)    the Issuer would otherwise be required to consummate an Exchange Offer Registration pursuant to Section 2.01 but determines that such Exchange Offer Registration is not available or that such Exchange Offer may not be completed on or prior to the 30th Business Day following the Effectiveness Deadline because it would violate any applicable law, SEC rules and regulations or any interpretation of the staff of the SEC,

(ii)    an Exchange Offer is not for any other reason completed by the last Exchange Date or

(iii)    upon receipt of a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Transfer Restricted Securities acquired by it as part of its initial distribution that are or were ineligible to be exchanged in an Exchange Offer, the Issuer shall promptly deliver to the Holders of each series of Notes and the Trustee written notice thereof and shall use its commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Transfer Restricted Notes of the applicable Series by the Holders thereof (offering such Holders the opportunity to include their Transfer Restricted Securities thereon, and advising such Holders that the distribution of such Transfer Restricted Securities will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration) and to have such Shelf Registration Statement become effective by the 90th day following such determination date or Shelf Request.

(b)    In the event that the Issuer is required to file a Shelf Registration Statement, the Issuer agrees to use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended (including through post- effective amendments on Form S-3 or Form F-3 if the Issuer is eligible to use such Form) until the date which is the earliest of (i) 180 days after the Effectiveness Deadline, (ii) the date when all of the Notes covered by such Shelf Registration Statement have been sold and (iii) the date when Holders, other than Holders that are “affiliates” (as defined in Rule 144) of the Issuer, have actually sold such Notes pursuant to Rule 144 or any successor or similar rule thereto (the “Effectiveness Period”). The Issuer agrees to furnish to the Holders of Transfer Restricted Notes listed in the Shelf Registration Statement and the related Prospectus copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c)    Notwithstanding any other provisions hereof, the Issuer shall use its commercially reasonable efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

(d)    The Issuer shall not permit any securities other than Transfer Restricted Notes to be included in the Shelf Registration Statement; provided, however, that if the offer and sale of the Transfer Restricted Notes is registered pursuant to an Automatic Shelf Registration Statement, the foregoing prohibition shall apply only to the supplement or amendment covering such registration. The Issuer agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3.01(b) below, and to furnish to the Holders of Transfer Restricted Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

Section 2.03. Expenses. The Issuer shall pay all Registration Expenses in connection with any registration pursuant to Sections 2.01 and 2.02. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Notes pursuant to a Shelf Registration Statement.

Section 2.04. Effectiveness. (a) The Issuer will be deemed not to have used its commercially reasonable efforts to cause an Exchange Offer Registration Statement or a Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Issuer voluntarily takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective, or in the Holders of Transfer Restricted Notes covered thereby not being able to exchange or offer and sell such Transfer Restricted Notes during that period as and to the extent contemplated hereby, unless such action is required by applicable law, in each case other than under the circumstances described in Sections 3.01(e)(iii), (iv) or (v) below.

(b)    Neither an Exchange Offer Registration Statement pursuant to Section 2.01 hereof nor a Shelf Registration Statement pursuant to Section 2.02 hereof, if not otherwise effective upon filing with the SEC as provided by Rule 462, will be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it becomes effective, the offering of Transfer Restricted Notes pursuant to an Exchange Offer Registration Statement or a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will not be deemed effective during the period of such interference, until the offering of Transfer Restricted Notes pursuant to such Registration Statement may legally resume.

Section 2.05.    Additional Interest. (a) In the event that:

(i)    neither an Exchange Offer Registration Statement nor a Shelf Registration Statement covering a Series of Notes is declared effective by the SEC on or prior to the Effectiveness Deadline; or

(ii)    (A) the Issuer has not exchanged all Transfer Restricted Notes of a Series of Notes validly tendered in accordance with the terms of an Exchange Offer for Exchange Notes on or prior to the 30th Business Day after the Effectiveness Deadline or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the end of the Effectiveness Period (provided that the Issuer will be permitted to suspend the use of the prospectus that is part of such Shelf Registration Statement if the Issuer’s management determines to do so for valid business reasons, including circumstances relating to pending corporate developments and similar events or filings with the SEC, for a period not to exceed an aggregate of 90 days in any twelve-month period, and without specifying the nature of the event giving rise to a suspension in any notice of suspension provided to the Holders)

(any event referred to in the foregoing clauses (i) or (ii), a “Registration Default”), then additional interest (“Additional Interest”) will accrue on the principal amount of the Transfer Restricted Notes of the applicable Series at a rate of 0.25% per annum for the first 90 days commencing on the day following the Registration Default, which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period thereafter that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 0.50% per annum), to but excluding the date on which the Registration Default with respect to such Series has been cured.

Additional Interest will be paid semi-annually in arrears with the interest payment due on the first interest payment date following the date on which such Additional Interest begins to accrue; provided, however, that (1) the Additional Interest applicable to any Series of Transfer Restricted Notes may not accrue under more than one of the foregoing clauses (i) and (ii) with respect to such Series at any one time, and in no event will Additional Interest accrue after the Effectiveness Period, (2) if a Holder is not able to or does not provide the representations and information required in connection with a Shelf Registration in a timely manner and is therefore not named as a selling security holder in a Shelf Registration Statement, the Holder will not be entitled to receive any Additional Interest with respect to its Transfer Restricted Notes; and (3) the Issuer will have no other liabilities to the Holders under this Agreement with respect to any Registration Default.

(b)    With respect to each Series, the Issuer shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”) on the Notes of such Series. Any Additional Interest due shall be payable on each interest payment date of the applicable series affected thereby to the Holder of Notes of such Series with respect to which Additional Interest is due and owing. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

ARTICLE 3

REGISTRATION PROCEDURES

Section 3.01. Registration Procedures. In connection with the obligations of the Issuer with respect to Registration Statements for each Series of Notes pursuant to Sections 2.01 and 2.02 hereof, the Issuer shall:

(a)    prepare and file with the SEC a Registration Statement, within the relevant time periods specified in Sections 2.01 and 2.02, on the appropriate form under the 1933 Act and the rules promulgated thereunder, which form (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Notes by the selling Holders thereof, (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein and (iv) shall comply in all material respects with the requirements of Regulation S-T under the 1933 Act, and the Issuer shall use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Sections 2.01 and 2.02 hereof,

(b)    prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and file with the SEC any other required document as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the exchange or disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the exchanging Holders or selling Holders, as applicable, thereof (including sales by any Participating Broker-Dealer); and keep each Prospectus current during the period described in Section 4(a)(3) of the 1933 Act and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Notes or Exchange Notes;

(c)    in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes to be covered thereby and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary prospectus, and any amendment or supplement thereto, as such Holder or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Transfer Restricted Notes; and, subject to Section 3.03 hereof, consent to the use of such Prospectus or such amendment or supplement thereto in accordance with applicable law by each of the Holders of Transfer Restricted Notes and any such Underwriter in connection with the offering and sale of the Transfer Restricted Notes covered by the Prospectus or such amendment or supplement thereto in the manner described therein and in accordance with applicable law;

(d)    in the case of a Shelf Registration, use its commercially reasonable efforts to register or qualify the Transfer Restricted Notes under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Transfer Restricted Notes covered by the Shelf Registration Statement and each Underwriter shall reasonably request in writing by the Effectiveness Date of such Shelf Registration Statement, cooperate with such Holders in connection with any filings required to be made with FINRA, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Transfer Restricted Notes owned by such Holder; provided, however, that the Issuer shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify but for this Section 3.01(d), or (ii) take any action which would subject it to any general consent to service of process or taxation in any such jurisdiction where it is not then so subject;

(e)    notify promptly each Holder of Transfer Restricted Notes (in the case of a Shelf Registration) or any Participating Broker-Dealer who has notified the Issuer that it is utilizing the Exchange Offer Registration Statement as provided in clause (f) below (in the case of an Exchange Offer Registration) and, if requested by any such Holder (in the case of a Shelf Registration) or Participating Broker-Dealer (in the case of an Exchange Offer Registration), confirm such advice in writing as promptly as reasonably practicable (i) when the applicable Registration Statement has become effective and when any post- effective amendments or any amendment or supplement to such Registration Statement and the related Prospectus have become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to such Registration Statement and the related Prospectus or for additional information after such Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose (including, in the case of a Shelf Registration, the receipt by the Issuer of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act), (iv) of the happening of any event or the discovery of any facts during the period such Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or the related Prospectus in order to make the statements therein not misleading, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Transfer Restricted Notes or the Exchange Notes, as the case may be, for sale in any jurisdiction or the initiation of any proceeding for such purpose and (vi) of any determination by the Issuer that a post-effective amendment to such Registration Statement would be appropriate;

(f)    in the case of an Exchange Offer Registration Statement, (i) include in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” which section shall be in customary form, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that holds Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC, including a statement that any such broker-dealer who receives Exchange Notes for Transfer Restricted Notes pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (ii) furnish to each Participating Broker-Dealer who has delivered to the Issuer the notice referred to in Section 3.01(e), without charge, as many copies of each Prospectus included in the applicable Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker Dealer may reasonably request, (iii) does hereby consent to the use of the Prospectus forming part of the applicable Exchange Offer Registration Statement or any amendment or supplement thereto, by any Person subject to the prospectus delivery requirements of the SEC, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto, and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

“If the exchange offeree is a broker-dealer holding Transfer Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of Exchange Notes received in respect of such Transfer Restricted Notes pursuant to the Exchange Offer;”

and (y) a statement to the effect that by a broker-dealer’s making of the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Transfer Restricted Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

(g)    make every reasonable effort to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the 1933 Act, including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order or such resolution;

(h)    in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Notes, and each underwriter, if any, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(i)    in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Notes to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be issued in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Transfer Restricted Notes;

(j)    in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3.01(e)(ii), (iii), (e)(iv), (v) and (vi) hereof, as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to, as applicable, promptly (A) cause the withdrawal of any such stop order or objection of the SEC, (B) prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference so that, as thereafter delivered to the purchasers of the Transfer Restricted Notes or Participating Broker-Dealers, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) take such other action reasonably requested by the Holders to ensure that the Transfer Restricted Notes or the Exchange Notes, as applicable, will remain so qualified for sale;

(k)	[RESERVED]

(l)    obtain CUSIP numbers for all Exchange Notes or Transfer Restricted Notes of each Series, as the case may be, not later than the Effectiveness Date of a Registration Statement, and provide the Trustee with certificates for the Exchange Notes or the Transfer Restricted Notes of each Series, as the case may be, in a form eligible for deposit with the Depositary;

(m)    (i) in the case of a Shelf Registration, to the extent required by the SEC, cause the Indenture to be qualified under the TIA in connection with the registration of the Transfer Restricted Notes, and, in the case of an Exchange Offer Registration, cause or maintain, as the case may be, the Indenture to be qualified under the TIA in connection with the registration of the Exchange Notes, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be, or continue to be, so qualified in accordance with the terms of the TIA and (iii) execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(n)    in the case of a Shelf Registration, enter into such agreements as are customarily entered into and deliver such documents and certificates as may be reasonably requested by, and as are customarily delivered in similar offerings to, the Holders of a majority in principal amount of each series of Transfer Restricted Notes to be covered by such Shelf Registration Statement and the managing underwriters, if any, for such Shelf Registration;

(o)    in the case of a Shelf Registration, or if a Prospectus is required to be delivered by any Participating Broker-Dealer in the case of an Exchange Offer, make available for inspection by representatives of the Holders of the Transfer Restricted Notes, any Underwriters participating in any disposition pursuant to a Shelf Registration Statement, any Participating Broker-Dealer and any counsel or accountant retained by any of the foregoing (any of the foregoing, an “Inspector”), all non-confidential financial and other records, pertinent corporate documents and properties of the Issuer reasonably requested by any Inspector, and cause the respective officers, directors, employees, and any other agents of the Issuer to supply all information reasonably requested by any Inspector in connection with a Registration Statement, and make such representatives of the Issuer available for discussion of such documents as shall be reasonably requested by any Inspector;

(p)    [RESERVED]

(q)    [RESERVED]

(r)    [RESERVED]

(s)    [RESERVED]

(t)    [RESERVED]

(u)    if reasonably requested by any Holder of Transfer Restricted Notes covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post- effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be so included in such filing; and

(v)    amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to this Agreement), in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the staff of the SEC. The Issuer agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this clause (v).

Section 3.02.    Holder Information. In the case of a Shelf Registration Statement, the Issuer may (as a condition to such Holder’s participation in the Shelf Registration) require each Holder of Transfer Restricted Notes to furnish to the Issuer such information regarding the Holder and the proposed distribution by such Holder of such Transfer Restricted Notes as the Issuer may from time to time reasonably request in writing.

Section 3.03.    Required Suspension. In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Issuer of the occurrence of any event or the discovery of any facts, each of the kind described in Section 3.01(e)(iii) or Section 3.01(e)(v) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Notes pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.01(j) hereof, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at its expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Notes current at the time of receipt of such notice.

Section 3.04.    Managing Underwriters. If any of the Transfer Restricted Notes covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Transfer Restricted Notes to be included in such offering and shall be acceptable to the Issuer. No Holder of Transfer Restricted Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 3.05.    Extension. If the Issuer shall give any notice to suspend the disposition of Transfer Restricted Notes pursuant to a Registration Statement, the Issuer shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Transfer Restricted Notes shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

ARTICLE 4

INDEMNIFICATION; CONTRIBUTION

Section 4.01.    Indemnification. (a) The Issuer agrees to indemnify and hold harmless the Initial Purchasers, each of their affiliates, each Person under common control with the Initial Purchasers, each Holder, each Participating Broker-Dealer, each Person who participates as an underwriter (any such Person being an “Underwriter”) and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Exchange Notes or Transfer Restricted Notes were registered under the 1933 Act, including any documents incorporated therein by reference, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, subject to Sections 4.01(c) and 4.02(a) below; and

(iii)    against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of one counsel chosen by any indemnified party, in addition to local counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information concerning any Holder or Underwriter furnished to the Issuer in writing by any Holder or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided, further, that the indemnity agreement contained in this subsection shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered by such Holder or Participating Broker-Dealer under the 1933 Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the sale of such Notes to such person, a copy of such prospectus if the Issuer had previously furnished copies thereof to such Holder or Participating Broker-Dealer.

(b)    Each Holder, severally, but not jointly, agrees to indemnify and hold harmless the Issuer, each Underwriter and the other Holders, and each of their respective directors and officers, and each Person, if any, who controls the Issuer, any Underwriter or any other Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.01(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Issuer by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Transfer Restricted Notes pursuant to such Shelf Registration Statement.

(c)    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Article 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 4.02.    Contribution. (a) If the indemnification provided for in this Article 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of such indemnifying party or parties, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)    The Issuer, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Article 4 were determined by pro rata allocation (even if the Initial Purchasers, Holders, Participating Broker-Dealers or Underwriters, as applicable, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Article 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Article 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

(c)    No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d)    For purposes of this Article 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each director of the Issuer, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The Initial Purchasers’ respective obligations to contribute pursuant to this Article 4 are several in proportion to the principal amount of Notes set forth opposite their respective names in Schedule I to the Purchase Agreement and not joint, and in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount of the total commissions and discounts received by it in connection with the sale of the Notes.

(e)    Notwithstanding the provisions of this Article 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which all of the Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay under Section 4.01(b) hereof.

The remedies provided for in this Article 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution provisions contained in this Article 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer or the officers or directors of or any Person controlling the Issuer, (ii) acceptance of any of the Exchange Notes and (iii) any sale of Transfer Restricted Notes pursuant to a Shelf Registration Statement.

ARTICLE 5

MISCELLANEOUS

Section 5.01.    Rule 144 and Rule 144A. For as long as any Transfer Restricted Securities remain outstanding, (a) to the extent the Issuer is not subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act, the Issuer covenants that it will, upon the request of any Holder of Transfer Restricted Notes, use commercially reasonable efforts to deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (b) to the extent the Issuer is subject to the reporting requirements of Section 13(a) or 15(d) of the 1934 Act, the Issuer covenants that it will timely file the reports required to be filed by it under the 1933 Act or the 1934 Act (including the reports under Section 13(a) or 15(d) of the 1934 Act referred to in Rule 144(c)(1) under the 1933 Act).

Section 5.02.    No Inconsistent Agreements. The Issuer has not entered into, and the Issuer will not after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to the Holders of Transfer Restricted Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Issuer’s other issued and outstanding securities under any such agreements.

Section 5.03.    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Majority Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Notes of each Series affected by such amendment, modification, supplement, waiver or departure.

Section 5.04.    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 5.04, which address initially, and until so changed, is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Issuer, initially at the Issuer’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.04.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture at the address specified therein.

Section 5.05.    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Notes in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Notes, in any manner, whether by operation of law or otherwise, such Transfer Restricted Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Notes such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement

Section 5.06.    Third Party Beneficiaries. The Initial Purchasers (even if the Initial Purchasers are not Holders of Transfer Restricted Notes) shall be third party beneficiaries to the agreements made hereunder between the Issuer, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Transfer Restricted Notes shall be a third party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

Section 5.07.    Specific Enforcement. Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Sections 2.01 through 2.04 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s obligations under Sections 2.01 through 2.04 hereof.

Section 5.08.    [RESERVED]

Section 5.09.    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier, facsimile, email or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 5.10.    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.11.    Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the state of New York.

Section 5.12.    Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writing with respect thereto.

Section 5.13.    Severability. In the event that any one or more of the terms, provisions, covenants or restrictions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. The Issuer and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 5.14.    Adjustments Affecting Notes. The Issuer shall not, directly or indirectly, take any action with respect to the Notes of each Series as a class that would adversely affect the ability of the Holders of Notes of such Series to include such Notes in a registration undertaken pursuant to this Agreement other than as contemplated in this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SANDS CHINA LTD.

By:	/s/ Sun MinQi (Dave)
	Name:	Sun MinQi (Dave)
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BARCLAYS CAPITAL INC.

By:	/s/ Barbara Mariniello
	Name:	Barbara Mariniello
	Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Evan Ladouceur
	Name:	Evan Ladouceur
	Title:	Global Head of Gaming & Leisure
Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Sam Chaffin
	Name:	Sam Chaffin
	Title:	Vice President

For themselves and as representatives of the other Initial Purchasers

[Signature Page to Registration Rights Agreement]

Schedule A

Initial Purchasers:

Barclays Capital Inc.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

Bank of China Limited, Macau Branch

Bank of Communications Co., Ltd. Macau Branch

Industrial and Commercial Bank of China (Macau) Limited

BNP Paribas

China Construction Bank Corporation Macau Branch

DBS Bank Ltd.

Oversea-Chinese Banking Corporation Limited, incorporated in Singapore with limited liability

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability)

Schedule A-1